Exhibit 99.1

STELMAR SHIPPING LTD. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

SEPTEMBER 30, 2004 AND DECEMBER 31, 2003

(Expressed in thousands of U.S. dollars except for share and per share data)

	2004	2003
	(unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$82,229	$36,463
Accounts receivable - trade, net	16,129	7,075
Insurance claims	19,571	18,422
Other current assets	9,257	5,699
Total current assets	127,186	67,659

FIXED ASSETS:
Advances for vessel acquisition / under construction	—	88,071
Vessels, net book value	807,483	723,444
Other fixed assets, net	1,422	1,343
Total fixed assets	808,905	812,858

RESTRICTED CASH	3,250	750
OTHER ASSETS	6,300	—
DEFERRED CHARGES, net	17,645	16,154
Total assets	$963,286	$897,421

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current portion of long-term debt	$45,774	$55,003

Accounts payable- trade	14,163	17,577
Other current liabilities	22,155	8,231
Financial instruments fair value	3,302	5,122
Total current liabilities	85,394	85,933

LONG-TERM DEBT, net of current portion	479,688	452,647

CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred stock, $0.01 par value; 20,000,000 shares authorized, none issued.	—	—
Common stock, $0.02 par value; 25,000,000 shares authorized; 17,305,687 and 17,565,548 issued and outstanding at December 31, 2003 and September 30, 2004, respectively.	351	346
Additional paid-in capital	226,065	222,598
Accumulated other comprehensive income / (loss)	(3,248)	(4,774)
Retained earnings	175,036	140,671
Total stockholders’ equity	398,204	358,841

Total liabilities and stockholders’ equity	$963,286	$897,421

The accompanying notes are an integral part of these consolidated statements.

STELMAR SHIPPING LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 2004 AND 2003

(Expressed in thousands of U.S. dollars)

	2004	2003
	(unaudited)	(unaudited)
Cash Flows from Operating Activities:

Net income	$40,644	$26,626
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	31,399	29,420
Fair value of foreign exchange deal	(302)	—
(Gain)/Loss from sale of vessel	1,064	7,268
Amortization of deferred dry-docking costs	4,235	3,297
Amortization of other financing costs	349	251
Non cash compensation	352	—
Change in working capital	(3,253)	835
Other assets	(6,300)	—
Payments for dry-docking	(6,154)	(7,243)
Translation adjustment	8	—
Net Cash from Operating Activities	62,042	60,454

Cash Flows from (used in) Investing Activities:
Advances for vessels acquisition - under construction	—	(61,035)
Vessel acquisitions and/or improvements	(219,075)	—
Capital expenditure for property and equipment	(618)	(98)
Increase in restricted cash	(2,500)	—
Net proceeds from sale of vessels	191,582	8,369
Net Cash used in Investing Activities	(30,611)	(52,764)

Cash Flows from (used in) Financing Activities:
Proceeds from long-term debt	190,624	45,000
Principal payments of long-term debt and bridge financing facilities	(67,310)	(33,417)
Repayment of long-term debt due to sale of vessels	(105,502)	(7,650)
Dividends paid	(6,279)	—
Issuance of common stock	3,120	6,726
Payments for loan fees and other financing costs	(318)	(1,606)

Net Cash from Financing Activities	14,335	9,053

Net increase in cash and cash equivalents	45,766	16,743
Cash and cash equivalents at beginning of period	36,463	36,123

Cash and cash equivalents at end of period	$82,229	$52,866

The accompanying notes are an integral part of these consolidated statements.

STELMAR SHIPPING LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

FOR THE THREE MONTH PERIODS ENDED SEPTEMBER 30, 2004 AND 2003

AND FOR THE NINE NONTH PERIODS ENDED SEPTEMBER 30, 2004 AND 2003

(Expressed in thousands of U.S. dollars - except for share and per share data)

	Three Month Period Ended September 30		Nine Month Period Ended September 30
	2004	2003	2004	2003
	(unaudited)		(unaudited)
REVENUES:
Revenue from vessels	$69,465	$41,871	$180,722	$130,682

EXPENSES:

Voyage expenses and commissions	3,565	3,119	13,709	10,427
Vessel operating expenses	15,254	10,660	41,986	32,612
Bare boat hire expenses	6,951	—	10,454	—
Depreciation and amortization	11,067	10,876	35,634	32,717
Loss on sale of vessel	1,687	13	1,678	7,268
General and administrative expenses	15,291	2,056	22,092	6,653
Provision for doubtful receivables	987	—	987	350
Insurance deductibles	130	131	200	396

Operating income	14,533	15,016	53,982	40,259

OTHER INCOME (EXPENSES):

Interest and finance costs, net	(4,730)	(4,211)	(12,815)	(13,314)
Other, net	(727)	(92)	(523)	(319)

Total other income (expenses), net	(5,457)	(4,303)	(13,338)	(13,633)

Net Income	$9,076	$10,713	$40,644	$26,626

Earnings per share, basic	$0.52	$0.62	$2.33	$1.55

Weighted average number of shares, basic	17,542,911	17,285,687	17,446,122	17,158,207

Earnings per share, diluted	$0.52	$0.62	$2.32	$1.54

Weighted average number of shares, diluted	17,542,608	17,371,449	17,521,601	17,251,496

The accompanying notes are an integral part of these consolidated statements.

STELMAR SHIPPING LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2002, AND 2003 AND

THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 2004

(Expressed in thousands of U.S. dollars except for share and per share data)

		Capital Stock		Additional		Accumulated Other
	Comprehensive Income	# of Shares	Par Value	Paid-in Capital	Retained Earnings	Comprehensive Income / (Loss)	Total

BALANCE, December 31, 2001 (audited)		11,874,750	$237	$149,970	61,835	$(2,594)	$209,448

Issuance of common stock		4,945,000	99	69,131	—	—	69,230

Expenses related to the issuance of common stock		—	—	(4,470)	—	—	(4,470)

Reinvestment of earnings		—	—	1,004	(1,004)	—	—

Net income	43,286	—	—	—	43,286	—	43,286

Other comprehensive income
— Fair value of financial instruments	(5,450)	—	—	—	—	(5,450)	(5,450)
— Currency translation adjustments	104	—	—	—	—	104	104
Comprehensive income	$37,940
BALANCE, December 31, 2002 (audited)		16,819,750	$336	$215,635	$104,117	$(7,940)	$312,148

Issuance of common stock		485,937	10	6,963	—	—	6,973

Net income	38,631	—	—	—	38,631	—	38,631

Dividends paid (US dollars 0.12 per share)	—	—	—	—	(2,077)	—	(2,077)

Other comprehensive income
— Fair value of financial instruments	3,065	—	—	—	—	3,065	3,065
— Currency translation adjustments	101	—	—	—	—	101	101
Comprehensive income	$41,797
BALANCE, December 31, 2003 (audited)		17,305,687	$346	$222,598	$140,671	$(4,774)	$358,841

Issuance of common stock		259,861	5	3,467	—	—	3,472

Net income	40,644	—	—	—	40,644	—	40,644

Dividends paid (US dollars 0.12 per share)	—	—	—	—	(6,279)	—	(6,279)

Other Comprehensive income
— Fair value of financial instruments	1,518	—	—	—	—	1,518	1,518
— Currency translation adjustments	8	—	—	—	—	8	8
	$42,170
BALANCE, September 30, 2004 (unaudited)		17,565,548	$351	$226,065	$175,036	$(3,248)	$398,204

STELMAR SHIPPING LTD. AND SUBSIDIARIES

EBITDA RECONCILIATION

FOR THE THREE MONTH PERIODS ENDED SEPTEMBER 30, 2004 AND 2003

AND FOR THE NINE NONTH PERIODS ENDED SEPTEMBER 30, 2004 AND 2003

(Expressed in thousands of U.S. dollars - except for share and per share data)

	Three Month Period Ended September 30		Nine Month Period Ended September 30
	2004	2003	2004	2003
	(unaudited)		(unaudited)

EBITDA	$24,873	$25,800	$89,093	$72,657

DEPRECIATION AND AMORTIZATION	(11,067)	(10,876)	(35,634)	(32,717)

INTEREST AND FINANANCE COST NET	(4,730)	(4,211)	(12,815)	(13,314)

NET INCOME	$9,076	$10,713	$40,644	$26,626

STELMAR SHIPPING LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.              Basis of Presentation and General Information:

The accompanying consolidated financial statements include the accounts of Stelmar Shipping Ltd. (the “Holding Company”) formerly Stelships Inc. and its wholly owned subsidiaries (the “Company”) and have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information. Accordingly, they do not include all of the information and notes required by accounting principles generally accepted in the United States for complete financial statements.

In the opinion of the management, all adjustments (consisting of adjustments of a normal recurring nature) considered necessary for a fair presentation of the financial position and results of operations have been included. Operating results for the nine-month period ended September 30, 2004, are not necessarily indicative of the results that might be expected for any interim period or the fiscal year ending December 31, 2004.

The balance sheet at December 31, 2003, has been derived from the audited consolidated financial statements at that date, but does not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.

The financial statements presented in this report should be read in conjunction with the consolidated financial statements and footnotes hereto included in the Company’s Annual report on form 20-F for the year ended December 31, 2003.

The Holding Company was formed in January 1997, under the laws of Liberia and became the sole owner of all outstanding shares of Martank Shipping Holdings Ltd. and its subsidiaries, Marship Tankers (Holdings) Ltd. and its subsidiaries, Stelmar Tankers (Management) Ltd. and Stelmar Tankers (UK) Ltd.  All of the above-mentioned companies share common ownership and management.

(a)           Ship-owning companies directly owned by the Holding Company:

Company	Country of Incorporation	Date of Incorporation	Vessel Name	Flag	Dwt

Ship-owning companies with vessels in operation

Keymar Ltd.	Liberia	July 1998	Keymar	Cyprus	95,822
Nedimar Ltd.	Liberia	October 1993	Nedimar	Cyprus	46,821
Pearlmar Ltd.	Liberia	July 2000	Pearlmar	Cyprus	69,697
Jademar Ltd.	Liberia	July 2000	Jademar	Cyprus	69,697
Rubymar Ltd.	Liberia	July 2000	Rubymar	Cyprus	69,697
Rosemar Ltd.	Liberia	July 2000	Rosemar	Cyprus	69,697
Luxmar Ltd.	Liberia	February 2001	Luxmar	Panama	45,999
Rimar Ltd.	Liberia	February 2001	Rimar	Panama	45,999
Limar Ltd	Liberia	February 2001	Limar	Panama	46,170
Almar Ltd.	Liberia	February 2001	Almar	Panama	46,162
Petromar Ltd.	Liberia	May 2001	Petromar	Panama	35,768
Ambermar Ltd.	Liberia	December 2001	Ambermar	Cyprus	35,700
Goldmar Limited	Liberia	April 2002	Goldmar	Cyprus	69,700
Silvermar Limited	Liberia	April 2002	Silvermar	Panama	69,700
Aquamar Shipping Limited	Liberia	April 2002	Aquamar	Cyprus	47,236
Maremar Limited	Liberia	April 2002	Maremar	Cyprus	47,225
Reymar Limited	Liberia	April 2002	Reymar	Cyprus	69,180
Reginamar Limited (1)	Liberia	April 2002	Reginamar		69,180
Reinemar Limited (1)	Liberia	April 2002	Renemar		69,180
Cabo Hellas Limited	Liberia	February 2003	Cabo Hellas	Cyprus	69,180
Cabo Sounion Limited	Liberia	February 2003	Cabo Sounion	Cyprus	69,180
Alcesmar Limited	Liberia	February 2003	Alcesmar	Cyprus	46,000
Alcmar Limited	Liberia	February 2003	Alcmar	Cyprus	46,000
Antigmar Limited	Liberia	February 2003	Antigmar	Cyprus	46,000
Andromar Limited	Liberia	February 2003	Andromar	Cyprus	46,000
Ariadmar Limited	Liberia	February 2003	Ariadmar	Cyprus	46,000
Atalmar Limited	Liberia	February 2003	Atalmar	Cyprus	46,000
					1,532,990

(1) Charterers have the option to purchase these vessels at the end of the time charter i.e. five years starting from late June 2004.

Company	Country of Incorporation	Date of Incorporation	Vessel Name	Flag	Dwt

Ship-owning companies with sold and leased vessels (Note 4)

Takamar Ltd. (2)	Liberia	July 1998	Takamar	Panama	104,000
Jacamar Ltd (2)	Liberia	January 1999	Jacamar	Panama	104,024
Ariel Shipping Corporation (3)	Liberia	January 1993	Fulmar	Cyprus	39,521
Primar Shipping Ltd. (3)	Liberia	May 1993	Primar	Cyprus	39,521
Palmar Maritime Ltd. (3)	Liberia	July 1993	City University	Cyprus	39,729
Colmar Ltd. (3)	Liberia	July 1993	Colmar	Cyprus	39,729
Jamar Ltd. (3)	Liberia	February 2001	Jamar	Panama	46,100
Camar Ltd. (3)	Liberia	February 2001	Camar	Panama	46,100
Ermar Ltd. (3)	Liberia	February 2001	Ermar	Panama	39,977
Allenmar Ltd. (3)	Liberia	February 2001	Allenmar	Panama	41,570
Capemar Ltd. (3)	Liberia	February 2001	Capemar	Panama	37,615
					577,886

(2) Vessels sold and leased back in January 2004.

(3) Vessels sold and leased back in July 2004.

Company	Country of Incorporation	Date of Incorporation

Ship-owning companies with sold vessels

Promar Ltd.	Liberia	February 2001	Vessel M/T Promar was sold on May 21, 2003.
Loucamar Ltd.	Liberia	April 1997	Vessel M/T Loucas was sold in December 2000.
Kliomar Ltd.	Liberia	August 1997	Vessel M/T Kliomar was sold in September 2004.

(b)           Μartank Shipping Holdings Ltd. (“Martank”): Martank was formed in March 1993, under the laws of the British Virgin Islands and is the sole owner of the shares of the following ship-owning companies:

Company	Country of Incorporation	Date of Incorporation	Vessel Name	Flag	Dwt

Cleliamar Ltd.	Liberia	October 1994	Cleliamar	Cyprus	68,623
Polmar Ltd.	Liberia	October 1997	Polys	Cyprus	68,623
					137,246

(c)            Stelmar Tankers (Management) Ltd. (the “Manager”): The Manager was formed in September 1992 under the laws of Liberia as Blue Wave Tankers and was renamed Stelmar Tankers (Management) Ltd. in February 1993. It has an office in Greece, established under the provisions of Law 89 of 1967, as amended and as such is not subject to any income taxes in Greece. The Manager provides the vessels with a wide range of shipping services such as technical support and maintenance, insurance consulting, financial and accounting services, for a fixed monthly fee per vessel, which has been eliminated for consolidation purposes.

(d)           Stelmar Tankers (UK) Ltd.: Stelmar Tankers (UK) Ltd. was formed in June 1992, under the laws of the United Kingdom to provide the Company with sale, purchase and chartering services, in exchange for a commission which is charged in accordance with accepted industry standards. Such commission has been eliminated for consolidation purposes.

(e)            Marship Tankers (Holdings) Ltd. (the “Marship”): Marship was formed in August 1993, under the laws of the British Virgin Islands and was the sole owner of the shares of Primar Shipping Ltd. and Palmar Maritime Ltd. Following the transfer of the ownership of the aforementioned companies to the Holding Company prior to 2001, the company became dormant.

(f)              Stelcape Limited (the “Stelcape”): On April 23, 2004, the Company and Sonap International Inc. (the “Sonap”) established Stelcape, a Liberian corporation, with main objective to operate and manage a Joint Venture formed by the Company and Sonap. The purpose of the Joint Venture is to operate a number of Panamax tankers, owned by the Company and Sonap , in the spot market for the transportation of crude oil, fuel oil and other petroleum products. The Company’s vessels participating in the Joint Venture are the M/T Reymar, M/T Rosemar, M/T Rubymar, M/T Jademar, M/T Pearlmar, M/T Cleliamar, M/T Cabo Hellas, M/T Cabo Sounion and M/T Polys. The revenue earned by the Company’s vessels as determined by Stelcape has been included in the accompanying September 30, 2004 consolidated financial statements.

Five of the previously mentioned vessels, the M/T Reymar, M/T Polys, M/T Cleliamar, M/T Pearlmar and M/T Jademar trade in the spot market on behalf of the Company, while the remaining four are on time charter to the joint venture partner and trade in the spot market on its behalf .

The Company is engaged in the ocean transportation of petroleum cargoes worldwide through the ownership and operation of the tanker vessels mentioned above.

2.                      Significant Accounting Policies:

(a)                     Principles of Consolidation: The accompanying unaudited interim consolidated financial statements have been prepared in accordance with the accounting principles generally accepted in the United States and include for the reporting periods the accounts of the Holding Company and its wholly-owned subsidiaries referred to in Note 1 above.

Stelcape has been accounted for under the equity method on the basis that the Company does not meet the requirements under Accounting Research Bulletin (“ARB”) No. 51 as amended by SFAS 94 “Consolidation of All Majority-owned Subsidiaries” as it has neither a direct or indirect controlling financial interest over 50% nor does it exercise any control over the trading of the vessels and therefore the operations of Stelcape.

(b)                     Use of Estimates: The preparation of consolidated financial statements in conformity with the accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

(c)                      Cash and Cash Equivalents: The Company considers highly liquid investments such as time deposits and certificates of deposit with original maturity of three months or less to be cash equivalents.

(d)                     Accounts Receivable — Trade: The amount shown at each balance sheet date, includes estimated recoveries from charterers of hire, freight and demurrage billings, net of provision for doubtful accounts. At each balance sheet date, all potentially uncollectible accounts are assessed individually for purposes of determining the appropriate provision for doubtful accounts. Trade accounts receivable in the accompanying September 30, 2004, consolidated balance sheet are net of provision for doubtful accounts of approximately $ 1 million.

(e)                      Vessel Cost: Vessels are stated at cost, which consists of the contract price, any material expenses incurred upon acquisition (initial repairs, improvements and delivery expenses) and interest and supervision costs (mainly the payroll cost of technical personnel on site at the shipyard and related expenses) incurred during the construction period. Subsequent expenditures for conversions and major improvements are also capitalized when they appreciably extend the life, increase the earning capacity or improve the efficiency or safety of the vessels, otherwise are charged to expenses as incurred.

(f)                        Impairment of Long-Lived Assets: Management evaluates the carrying amounts and periods over which long-lived assets are depreciated to determine if events have occurred which would require modification to their carrying values or useful lives. In evaluating the carrying values of long-lived assets, management reviews valuations performed by independent marine valuers and compares this to the vessels carrying value. Should the valuation suggest potential impairment, management determines undiscounted projected net operating cash flows for each vessel and compares it to the vessel carrying value. In the event that impairment occurs, a charge is recorded by comparing the asset’s carrying value to the estimated fair value. The review of the carrying amount for each of the Company’s vessels, as of March 31, 2004 indicated that no impairment loss should be recognized.

(g)                     Vessels Depreciation: Depreciation is computed using the straight-line method over the estimated useful life of the vessels, after considering the estimated residual value. Management estimates the useful life of the Company’s vessels to be 25 years. However, when regulations place limitations over the ability of a vessel to trade on a worldwide basis, its useful life is re-estimated to end at the date such regulations become effective. On this basis he useful lives of vessels built prior to 1990 were re-estimated to 21 years for one single hull Aframax and 23 years for 9 double side and double hull Handymaxes.

(h)                     Accounting for Dry Docking Costs: Dry-docking costs are carried out approximately every two and a half or five years to coincide with the validity of the related certificates issued by the Classification Societies, unless a further extension is obtained in rare cases and under certain conditions. The Company defers and amortizes these costs over a period of two and a half or five years as applicable or to the next dry-docking date if such has been determined. Unamortized dry-docking costs of vessels sold are written off to income in the year of the vessels’ sale. Dry-docking costs have several aspects including the replacement of worn components, the installation of items or features that are required by new maritime regulations, the installation of new equipment or features that might increase efficiency or safety. Such expenditures do maintain the vessel and preserve its useful life.

(i)                        Accounting for Special Survey Costs: The vessels’ special survey, which is required to be completed every four to five years, is performed on a continuous basis and related costs are expensed as incurred without material effect on the annual operating results. Such costs are included together with repairs and maintenance in vessel operating expenses in the accompanying consolidated statements of income.

(j)                        Accounting for Revenue and Expenses: Revenues are generated from voyage and time charters. Time charter revenues (hires) are recorded over the term of the charter as service is provided. Under a voyage charter the revenues (freights) and associated voyage costs are recognized on a pro-rata basis over the duration of the voyage. Probable losses on voyages are provided for in full at the time the losses can be estimated. A voyage is deemed to commence upon the completion of the discharge of the current cargo. Demurrage income represents payment by the chartered to the vessel’s owner when loading or discharging time exceeded the stipulated time in the voyage charter. Demurrage revenue is recognized in full as incurred. Vessel operating expenses are accounted for on the accrual basis. Unearned revenue represents cash received prior to year-end or period end related to revenue applicable to periods after December 31 of each year or the interim date of the financial statements.

(k)                     Earnings per Share: Basic earnings per share are computed by dividing net income by the weighted average number of common shares outstanding during the year. Diluted earnings per share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised. All outstanding options included in the calculation of dilute earnings per share were dilutive and there were no potential anti-dilutive securities during the periods presented.

(l)                        Segment Reporting: The Company reports financial information and evaluates its operations by charter revenues and not by the length of ship employment for its customers, i.e. spot or time charters. The Company dos not have a discrete financial information to evaluate the operating results for each such type of charter. Although revenue can be identified for these types of charters, management cannot and does not identify expenses, profitability or other financial information for these charters. As a result, the management, including the chief operating decision makers, reviews operating results solely by revenue per day and operating results of the fleet thus the Company has determined that it operates under one profitable segment. Furthermore, it is not practicable for the Company to identify where it operates geographically, as the vessels are subject to time charters, in which the charterer is free to trade the vessel worldwide, and in spot charters, which may enter into for the carriage of cargoes from loadports to discharge ports in all areas of the world.

(m)                  Derivatives: The Company enters into interest rate swap agreements to partially hedge the exposure of interest rate fluctuations associated with its borrowings as well as in foreign currency forward contracts to partially hedge the exposure against foreign currencies devaluation. Such swap agreements and foreign currency forward contracts are recorded at fair market value in accordance with the provisions of SFAS 133.

Seven interest rate swap agreements and one foreign currency forward contract were open as of June 30, 2004 and have been accounted for under SFAS 133. Interest rate swap agreements met hedge accounting criteria and accordingly their fair value has been included in “Other Comprehensive Income (Loss)” in the accompanying June 30, 2004 consolidated balance sheet. It is the Company’s intention to hold these swap agreements to maturity and accordingly the fair value reflected under “Accumulated Other Comprehensive Income (Loss)” is only for presentation purposes, as it is not expected to materialize.

The foreign currency forward contract did not meet hedge accounting criteria and accordingly its fair value has been included in “Foreign Exchange Losses” in the accompanying December 31, 2003 and June 30, 2004 consolidated statements of income.

The off-balance sheet risk in outstanding swap agreements involves both the risk of a counter party not performing under the terms of the contract and the risk associated with changes in market value. The Company monitors its positions, the credit ratings of counterparties and the level of contracts it enters into with any one party. The counter parties to these contracts are major financial institutions. The Company has a policy of entering into contracts with parties that meet stringent qualifications and, given the high level of credit quality of its derivative counterparties, the Company does not believe it is necessary to obtain collateral arrangements.

(n)                             Stock-based compensation: As of June 30, 2004, the Company had one stock-based compensation plan. The Company accounts for this plan under the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. No stock-based employee compensation cost is reflected in net income, as all options granted under those plans had an exercise price equal to the market value of the underlying common stock on the date of the grant. The following table illustrates the effect on net income and earnings per share if the Company had applied fair value recognition provisions of SFAS 123, Accounting for Stock-Based Compensation, to stock-based employee compensation.

	Nine months ended
	September 30, 2003	September 30, 2004

Net income, as reported	26,626	40,644

Add: total stock- based employee compensation expense included in reported net income, net of related tax effect	—	—
	26,626	40,644
Deduct: total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	—	—

Pro-forma net income	26,626	40,644

Earnings per share:
Basic – as reported	1.55	2.33
Basic – pro forma	1.55	2.33

Diluted – as reported	1.54	2.32
Diluted – pro forma	1.54	2.32

(o)                                 Recently Issued Accounting Pronouncements: Recent Statements of Financial Accounting Standards (“SFAS”) issued by the Financial Accounting Standards Board (“FASB”) are summarized as follows:

FIN 46, in January 2003, the Financial Accounting Standards Board (“FASB”) issued Interpretation No.46 (“FIN 46”), “Consolidation of Variable Interest Entities - An Interpretation of Accounting Research Bulletin (“ARB”) No. 51”.  This interpretation provides guidance on how to identify variable interest entities (“VIE”) and how to determine whether or not those entities should be consolidated.  FIN 46 applies to variable interest entities created after January 31, 2003. FIN 46 also applies in the first fiscal quarter or interim period ending after December 15, 2003, for variable interest entities created before February 1, 2003. The adoption of FIN 46 did not have an impact on our results of operations of financial position.

3.       Advances for Vessels Under Construction:

In April 2002, the Company entered into an agreement with Daewoo Shipbuilding of Korea (ex Daewoo Heavy Industries) for the construction of five Panamax tankers, with expected deliveries in November 2003 through July 2004. The construction cost of the new buildings amounted to $ 152,750 of which $ 100,000 was financed from the proceeds of a long-term bank loan. The shipbuilding contract provides for stage payments of 10% in advance, 10% on steel cutting, 10% on keel laying, 10% on launching and 60% on delivery. As of September 30, 2004, the Company had taken delivery of all Panamax tankers at a total cost of $157.5 million.

In February 2003, the Company concluded an agreement for the purchase of six Handymax tankers under construction with expected delivery dates between January 2004 and July 2004 at a cost of $173,220. The amount will partially be paid through bank loans and partially from the Company’s own funds. Furthermore, $6,412 of the total price was paid in Company’s stock.  As of September 30, 2004, the Company had taken delivery of all Handymax tankers at a total cost of $180.0 million.

The movement of the account in 2003 and 2004 was as follows:

December 31, 2002	15,088
— Additions	61,035
— Transfer to vessel cost	—
September 30, 2003	76,123

December 31, 2003	88,071
— Additions	219,075
— Transfer to vessel cost	(307,146)
September 30, 2004	0

4.              Vessels:

The movement in vessels cost and accumulated depreciation during the six-moths ended June 30, 2003 and 2004 is analyzed as follows:

	Vessel Cost	Accumulated Depreciation	Net Book Value

Balance, December 31, 2002	858,876	(112,712)	746,164
Acquisitions	—	—	—
Disposals	(16,957)	2,637	(14,320)
Depreciation for the period	—	(29,199)	(29,199)
Balance, September 30, 2003	841,919	(139,274)	702,645

Balance, December 31, 2003	872,463	(149,019)	723,444
Acquisitions	307,146	—	307,146
Disposals	(281,236)	88,988	(192,248)
Depreciation for the period	—	(30,859)	(30,859)
Balance, September 30, 2004	898,373	(90,890)	807,483

On May 21, 2003, M/T Promar was sold for $8,500. The loss resulting from the sale of the vessel, after the elimination of the deferred charges, amounted to $7,270 and has separately been reflected in the accompanying consolidated statements of income for the nine month period ended September 30, 2003.

On February 1, 2003, M/T Keymar was grounded by strong winds and was subsequently re-floated. The vessel was dry-docked on February 27, 2003, to undergo major repairs and resumed operations on October 16, 2003. The cost of repairs carried out by the shipyard amounted to $29.8 million and was agreed to be paid in four installments. As of March 31, 2004, the underwriters had paid the first two installments amounting to $12.3 million while the third and fourth installments of $8 million and $4.6 million were paid by the Company and have been included in Insurance Claims in the accompanying December 31, 2003 and September 30, 2004, consolidated balance sheets. The Company expects that it will recover from the underwriters the total amount paid to the shipyard. The amount of the claim, net of deductible, outstanding at September 30 2004, totaled $ 18.3 million and is included in Insurance Claims in the accompanying consolidated balance sheets. The amount payable to the shipyard at December 31, 2003 and September 30, 2004, totaled $ 8 million and $ 0 million respectively and is included in Accounts Payable Trade in the accompanying consolidated balance sheets.

In January 2004 the Jacamar and Takamar, two coated Aframaxes built in 1999 and 1998 respectively, were sold and leased back under separate bare boat charter parties for a period of seven years with no purchase option at the end of the bareboat period, for a total net price of approximately $70.5 million. The resulted net gain of approximately $0.7 million will be recognized over the lease period. The vessels fully repaid their outstanding loans totaling to $45.6 million. The contractual future floating based daily payments under these bare boat charter parties are approximately $10. There are neither purchase options nor obligations on Company’s behalf.

In July 2004 the Fulmar, Colmar, Primar, City University, Camar, Jamar, Allenmar, Capemar and Ermar, nine Handymaxes built before 1990, were sold and leased back under separate bareboat charter parties for a period of five years with no purchase option at the end of the bareboat period, for a total net price of approximately $105.5 million. The resulted net gain of approximately $0.2 million was recognized in the period. The vessels substantially repaid their outstanding loans totaling to $46.3 million. The contractual future floating based daily payments under these bareboat charter agreements are approximately $6.5. There are neither purchase options nor obligations on Company’s behalf.

In September 2004, the Kliomar was sold for $16 million. The loss resulting from the sale of the vessel after the elimination of the deferred charges, amounted to $1.6 million and has separately been reflected in the accompanying consolidated statement of income for the nine month period ended September 30, 2004.

5.              Long-term Debt:

The amounts in the accompanying consolidated balance sheets relate to U.S. dollars obtained either to partially finance the acquisition of vessels or refinance previous loan with the same banks. The balance of loans as at September 30, 2004, are repayable in various quarterly or semi-annual installments through 2012 and balloon payments payable together with the last installments. The interest rates are based upon LIBOR plus a spread.

The loans are secured as follows:

•                  First and second priority mortgages over the Polys and, Cleliamar;

•                  First priority mortgage over the, Nedimar, Keymar, Luxmar, Limar Rimar, Almar, Petromar, Ambermar, Pearlmar, Jademar, Rubymar, Rosemar, Goldmar, Silvermar, Aquamar, Maremar, Cabo Hellas, Cabo Sounion, Reymar, Reginamar, Reinemar Alcesmar, Alcmar, Andromar, Antigmar, Ariadmar and Atalmar;

•                  Assignments of earnings and insurances of the mortgaged vessels;

•                  Pledge of shares of the borrowers; and

•                  Corporate guarantees.

The loan agreements include covenants, among others, requiring the borrowers to obtain the lenders’ prior consent in order to incur or issue any financial indebtedness, additional borrowings, pay dividends(as defined in the related agreements), give loans to stockholders, sell vessels and assets and change the beneficial ownership or management of the vessels. Also, the covenants require the borrowers to maintain a minimum hull value in connection with the vessels’ outstanding loans, minimum ratios of total debt against equity, insurance coverage of the vessels against all customary risks and maintenance of operating bank accounts with minimum balances. In relation with the covenants of certain loans, dividends can be distributed without the prior consent of the lending banks for an amount not exceeding 50% of the net income.

6.              Contingencies:

Various claims, suits, and complaints, including those involving government regulations and product liability, arise in the ordinary course of the shipping business. In addition, losses may arise from disputes with charterers, agents, insurance and other claims with suppliers relating to the operations of the Company’s vessels. Currently, management is not aware of any such contingent liabilities, which should be disclosed or for which a provision should be established in the accompanying consolidated financial statements.

The Company accrues for the cost of environmental liabilities when management becomes aware that a liability is probable and is able to reasonably estimate the probable exposure. Currently, management is not aware of any such claims or contingent liabilities, which should be disclosed or for which a provision should be established in the accompanying consolidated financial statements. Up to $ 1 billion of the liabilities associated with the individual vessels actions, mainly for sea pollution is covered by the Protection and indemnity (P&I) Club insurance. Other liabilities are insured up to the prevailing reinsurance limit of $ 4.25 billion.

7.              Stock Option Plan:

On March 6, 2001, 323,500 stock options with an exercise price of $12.30 were granted to the Company’s officers, key employees and directors under the 2001 Stock Option Plan (the “Plan”) of the Company. Under the original terms of the Plan, the options were scheduled to fully vest on March 6, 2003. These options expire on March 6, 2011.

On October 11, 2001, an aggregate of 8,000 additional options with an exercise price of $13.52 were granted to certain members of the Board of Directors. These options are subject to the terms and conditions as set forth in the Plan and were originally scheduled to fully vest on March 6, 2003. These options expire on March 6, 2011.

On October 22, 2002, the Board of Directors modified the Plan to accelerate the vesting date of all options outstanding to December 31, 2002, thus establishing a new measurement date for all outstanding options under the Plan on the modification date. The Plan modification did not have a material impact on the Company’s financial position or results of operations.

As of September 30, 2004, 41,000 options had been forfeited and 267,500 had been exercised (247,000 options were exercised during the nine month period ended September 30, 2004).

8.              Earnings per Common Share

The computation of basic earnings per share is based on the weighted average number of common shares outstanding during the year. The computation of diluted earnings per share assumes the foregoing and the exercise of all dilutive stock options using the treasury stock method.

The components of the numerator and denominator for the calculation of basic earnings per share and diluted earnings per share are as follows:

	Nine months ended September 30,
	2003	2004
Numerator
Net income – basic and diluted	26,626	40,644

Denominator
Denominator for basic earnings per share – weighted average shares	17,158,207	17,446,122

Effect of dilutive securities:
Employee stock options	93,289	55,479

Dilutive potential common shares
Denominator for dilutive earnings per share – adjusted weighted average shares and assumed conversions	17,251,496	17,521,601
Basic earnings per share	$1.55	$2.33
Diluted earnings per share	$1.54	$2.32

9.              Financial Instruments:

On October 10, 1999, the Company concluded an interest rate cap agreement for a period of six years (through October 10, 2005) for an amount of $ 15,000. Since LIBOR has not exceeded 7% there was no charge for the Company with respect to this interest rate cap agreement for years 2001, 2002 and 2003.

On October 26, November 30, and December 20, 2000 the Company concluded three interest rate swap agreements (the first two with effective date December 11, 2000 and the third with effective date March 12, 2001) for a period of five years (through September 12, 2005) for amounts of $ 14,000, $ 10,000 and $ 31,500, respectively. Under these agreements, the Company has fixed the interest rate up to 6.50%, 6.45% and 5.88%, respectively.

On November 28, 2001, the Company concluded two interest rate swap agreements with effective dates December 17, 2001 and December 18, 2001 respectively. The first is for a period of three years for an amount of $16,781 and the second for a period of five years for an amount of $18,168. Under these agreements the Company has fixed the interest rate at 4.25% and 4.765%, respectively.

On July 10, 2002, the Company concluded two interest swap agreement with effective dates September 13, 2002 each. Both are for a period of five years and for an amount of $ 23,575 each. Under the agreement the Company has fixed the interest rate at 4.20% and 4.38% respectively.

On December 15, 2003, the Company entered a foreign currency forward contract for a period of six months to sell an amount of Euros 6.5 million and purchase U.S. dollars. Under this contract the Company has fixed the Euro exchange rate against the U.S. dollar at 1.2182. This contract has been renewed for a period of six months and the Euro Exchange rate against the U.S. dollar was fixed at 1.21518.

10.       Income Taxes:

Liberia, Greece, Panama and Cyprus do not impose a tax on international shipping income. Under the laws of Liberia, Greece, Panama and Cyprus the countries of the companies’ incorporation and vessels’ registration, the companies are subject to registration and tonnage taxes which have been included in vessel operating expenses in the accompanying consolidated statements of income

Stelmar Tankers (UK) Ltd. is subject to income tax in accordance with the tax laws of the United Kingdom.

Pursuant to the Internal Revenue Code of the United States (the “Code”), U.S. source income from the international operations of ships is generally exempt from U.S. tax if the company operating the ships meets certain requirements.  Among other things, in order to qualify for this exemption, the company operating the ships must be incorporated in a country, which grants an equivalent exemption from income taxes to U.S. corporations. All the company’s ship-operating subsidiaries satisfy these initial criteria. In addition, these companies must be more than 50% owned by individuals who are residents, as defined, in the countries of incorporation or another foreign country that grants an equivalent exemption to U.S. corporations. Subject to proposed regulations becoming finalized in their current form, the management of the Company believes that by virtue of a special rule applicable to situations where the ship operating companies are beneficially owned by a publicly traded company like the Company, the second criterion can also be satisfied based on the trading volume and ownership of the Company’s shares, but no assurance can be given that this will remain so in the future.

10.       Financial Instruments:

The principal financial assets of the Company consist of cash on hand and at banks and accounts receivable due from charterers. The principal financial liabilities of the Company consist of long-term bank loans and accounts payable due to suppliers.

(a)              Interest rate risk: The Company’s interest rates and long-term loans repayment terms are described in Note 8.

(b)              Credit risk: The credit risk is minimized since accounts receivable from charterers are presented net of the relevant provision for uncollectible amounts, whenever required.

Fair value: The carrying amounts reflected in the accompanying consolidated balance sheets of financial assets and liabilities approximate their respective fair values due to the short maturities of these instruments. The fair values of long-term bank loans approximate the recorded values, generally due to their variable interest rates. The fair value of the swap agreements equates to the amount that would be paid by the Company to cancel the swap. Such fair value at December 31, 2003 and September 30, 2004, was a liability of $ 4,885 and 3,367 respectively and has been included in “Accumulated Other Comprehensive Income/(Loss)” in the accompanying consolidated balance sheets. The fair market value of the foreign currency forward contract at December 31, 2003 and September 30, 2004, was $237 (loss) and $65 (gain) respectively and has been included in “Other, net” in the accompanying consolidated statements of income.

This document contains forward-looking statements (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) concerning future events and the Company’s operations, performance and financial conditions, including, in particular, statements regarding: TCE rates in the near term; time charter revenues; net operating days; tanker supply and demand; supply and demand for oil; expectations as to funding the Company’s future capital requirements; future capital expenditures; the Company’s growth strategy and measures to implement such strategy; environmental changes in regulation; cost savings and other benefits. Words such as “expects,” “intends,” “plans,” “believes,” “anticipates,” “estimates,” and variations of such words and similar expressions are intended to identify forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. These statements involve known and unknown risks and are based upon a number of assumptions and estimates that are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of the Company. Actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to: changes in production of or demand for oil and petroleum products, either generally or in particular regions; the cyclical nature of the tanker industry and its dependence on oil markets; the supply of tankers available to meet the demand for transportation of petroleum products; greater than anticipated levels of tanker newbuilding orders or less than anticipated rates of tanker scrapping; changes in trading patterns significantly impacting overall tanker tonnage requirements; competitive factors in the market in which the Company operates; risks associated with operations outside the United States; and other factors listed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.